UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement

On December 21, 2022, BioSig Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 2,161,598 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $0.508 per share, and warrants (the “Warrants”) to purchase up to 1,080,799 shares of Common Stock (the “Warrant Shares” and together with the Shares and Warrants, the “Securities”), at an exercise price of $0.4455 per share, that will become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance, in exchange for aggregate consideration of $1,098,091.79 (the “December PIPE”). The Securities were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type. The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

The foregoing summary of the Purchase Agreement and the Warrants are not complete and are qualified in its entirety by reference to the full text of the form of the Purchase Agreement and Warranted attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”).

Item 3.02             Unregistered Sales of Equity Securities.

As previously disclosed, on November 18, 2022, the Company entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company sold to the investors an aggregate of 3,541,469 shares of Common Stock at a purchase price of $0.41 per share, in exchange for aggregate consideration of $1,452,000 (the “November PIPE”). Pursuant to certain tail provisions in an engagement agreement, dated October 11, 2022, the Company had entered into with Laidlaw & Company (UK) Ltd. (“Laidlaw”), the Company issued to Laidlaw (i) in connection with the November PIPE, a warrant to purchase 60,976 shares of Common Stock at an exercise price of $0.41 per share, and (ii) in connection with the December PIPE, the Company issued to Laidlaw a warrant to purchase 49,213 shares of Common Stock at an exercise price of $0.4455 per share (collectively, the “Laidlaw Warrants”). The Laidlaw Warrants become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance. The terms of the Laidlaw Warrants are substantially similar to the terms of the Warrants from the December PIPE, a form of which is attached hereto as Exhibit 4.1. The Laidlaw Warrants were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

In addition, the information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Securities incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: December 28, 2022	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman